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                                  PRESS RELEASE


            TELEX COMMUNICATIONS, INC. ANNOUNCES NEW CEO AND CHAIRMAN

Minneapolis, MN - October 5, 1998 - I am pleased to announce that the Company has named Ned C. Jackson as Chief Executive Officer. Mr. Jackson was formerly with DuPont for 37 years, most recently as Vice President and General Manager of DuPont's DACRON(R) and Specialty Chemicals units. Mr. Jackson said, "Telex has world-class brand names, manufacturing capabilities, and technological expertise. I am very excited to join the management team and continue to maximize the benefits of Telex's recent merger with EV International".

The Company also named Alfred C. Eckert III as Chairman of Telex. Mr. Eckert is the President of Greenwich Street Capital Partners, Inc. Greenwich Street Capital is a New York-based private equity fund and Telex's principal stockholder.

Mr. Jackson and Mr. Eckert replace John L. Hale who resigned today as Chairman and Chief Executive Officer.

Telex Communications, Inc. is a leader in the design, manufacture and marketing of sophisticated audio, wireless and multimedia communications equipment.


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